EXHIBIT 23.1    CONSENT OF INDEPEDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2001 relating to the financial statements and financial statement schedules, which appears in Oregon Steel Mills, Inc.'s, Annual Report on Form 10-K for the year ended December 31, 2000.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Portland, Oregon
August 29, 2001